                                 AMENDED BY-LAWS
                                 ---------------

                                       OF
                                       --

                                   APCOM, INC.
                                   -----------

                          ARTICLE I - PRINCIPAL OFFICE
                          ----------------------------

         The principal office of the Corporation shall be located at 625 Lofstrand Lane, Rockville, Maryland 20850.

         The Corporation may also maintain offices at such other places as the Board of Directors may from time to time determine.

                      ARTICLE II - MEETINGS OF STOCKHOLDERS
                      -------------------------------------

Section 1. - Annual Meetings
----------------------------

         The annual meeting of the stockholders of the Corporation shall be held on a day duly designated by the Board of Directors within three (3) months of the end of the fiscal year of the Corporation, if not a legal holiday, and if a legal holiday then the next succeeding day not a legal holiday for the purpose of electing directors and transacting such other business as may properly come before the meeting.

Section 2. - Special Meetings
-----------------------------

         Special meetings of the stockholders may be called at any time by the Chairman of the Board, the President or Vice-President and shall be called by the President or Secretary at the written request of a majority of the Board of Directors or upon the request of stockholders holding at least ten percent (10%) of the issued and outstanding stock of the Corporation. Business transacted at all special meetings of stockholders shall be confined to the purpose or purposes stated in the notice of the meeting.

Section 3. - Place of Meetings
------------------------------

         All meetings of stockholders shall be held at the principal office of the Corporation, or at such other places as the Board of Directors may select, or as shall be designated in the respective notices or waivers of notice of such meetings.

Section 4. - Notice of Meetings
-------------------------------

         (a) Except as otherwise provided by statute, written notice or each meeting of stockholders, whether annual or special, stating the purpose for which the meeting is called, and the time when and place where it is to be held, shall be served either personally or by mail, not less than twenty (20) nor more than forty (40) days before the meeting, upon each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be directed to each such stockholder at his address as it appears on the stock books of the Corporation, unless he shall have previously filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.

         (b) Notice of any meeting need not be given to any person who may become a stockholder of record after the mailing of such notice and prior to the meeting, or to any stockholder who attends such meeting in person or by proxy, or to any stockholder who, in person or by attorney thereunto authorized, waives notice of any meeting in writing either before or after such meeting. Notice of any adjourned meeting of stockholders need not be given, unless otherwise required by statute.

Section 5. - Quorum
-------------------

         (a) Except as otherwise provided herein, or by statute, or in the Certificate of Incorporation (such Certificate and any amendments thereof being hereinafter collectively referred to as the "Certificate of Incorporation"), at all meetings of stockholders of the Corporation, the presence in person or by proxy of stockholders holding of record a majority of the total number of shares of the Corporation, then issued and outstanding and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business.

         (b) In the absence of a quorum at any annual or special meeting of stockholders, the stockholders present in person or by proxy and entitled to vote thereat or, if by proxy, any officer authorized to preside at or act as Secretary of such meeting, may adjourn the meeting from time to time for a period not exceeding twenty (20) days at such adjourned meeting at any one time until a quorum shall be present. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called if a quorum has been present.

Section 6. - Conduct of Meeting/Voting
--------------------------------------

         (a) At each meeting of stockholders, a full, true and complete list of all stockholders entitled to vote at such meeting, showing the number and class of shares held by each and certified by the transfer agent for such class or by the Secretary, shall be furnished by the Secretary.

         (b) Except as otherwise provided herein, or by statute, or by the Certificate of Incorporation, the affirmative vote of those holding of record in the aggregate at least a majority of the issued and outstanding shares of stock present in person or by proxy and entitled to vote at a meeting of stockholders with respect to a question or matter brought before such meeting shall be necessary and sufficient to decide such question or matter.

         (c) Except as otherwise provided by statute, or by the Certificate of Incorporation, at each meeting of stockholders, each holder of record of stock of the Corporation entitled to vote thereat shall be entitled to one (1) vote for each share of stock held by him and registered in his name on the books of the Corporation.

         (d) Notwithstanding the foregoing or any other provision contained in these By-Laws, at each election of directors, every stockholder shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares multiplied by the number of directors to be elected, and he may cast all such votes for a single director, or may distribute them among the number to be voted for, or any two or more of them, as he may see fit.

         (e) Each stockholder entitled to vote may vote by proxy, provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the stockholder himself, or by his attorney-in-fact thereunto duly authorized in writing. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the person executing it shall have specified therein the length of time it is to continue in force. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.

         (f) Any share of stock, title to which is owned by a corporation, may be voted or other action taken with respect to such shares by a duly authorized officer of such corporation owning such stock, or by means of a proxy as provided for in subsection (d). Prior to any meeting, whether annual or special, the proper officer of a corporation owning shares of this Corporation shall certify to the secretary of the meeting that he is an officer of such corporation and such appointment is in full force and effect. This provision may be satisfied by a written certification which shall be issued by the secretary of the corporate shareholder to the secretary of this corporation, attesting to its current officers and the status of their appointment. Such certification shall be continuing in nature until the secretary hereof is otherwise notified to the contrary by a new certification, in writing.

         (g) At all meetings of stockholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman of the meeting. If demanded by stockholders, present in person or by proxy, entitled to cast ten percent (10%) or more in number of votes entitled to be cast, or if ordered by the Chairman, the vote upon any election or question shall be taken by ballot and, upon like demand or order, the voting shall be conducted by two inspectors, in which event the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes, shall be decided by such inspectors. Unless so demanded or ordered, no vote need be by ballot and voting need not be conducted by inspectors. The stockholders at any meeting may choose an inspector or inspectors to act at such meeting, and in default of such election the Chairman of the meeting may appoint an inspector or inspectors. No candidate for election as a director at a meeting shall serve as an inspector thereat.

         (h) Any resolution in writing, signed by all of the stockholders entitled to vote thereon, shall be and constitute action by such stockholders to the effect therein expressed, with the same force and effect as if the same had been duly passed by unanimous vote at a duly called meeting of such stockholders, and it shall be the duty of the Secretary to place such resolution so signed in the Minute Book of the Corporation under its proper date.

                        ARTICLE III - BOARD OF DIRECTORS
                        --------------------------------

Section 1. - Number, Election and Term of Office
------------------------------------------------

         (a) The number of the directors of the Corporation shall be three, provided that: (i) If there is no stock outstanding the number of directors may be less than three but not less than one; and
                  (ii) If there is stock outstanding and so long as there are less than three stockholders, the number of directors may be less than three but not less than the number of stockholders. A majority of the Board of Directors may increase the number of directors within the maximum limits specified in the Certificate of Incorporation, and, if any such increase shall be deemed to create any vacancies in the Board, they shall be filled in the manner prescribed in Section 8 of this Article III.

         (b) Except as herein or in the Certificate of Incorporation otherwise provided, the members of the Board of Directors of the Corporation, who need not be stockholders, shall be elected by the vote of stockholders holding of record in the aggregate at least a plurality of the shares of stock of the Corporation present in person or by proxy and entitled to vote at the annual meeting of stockholders.

         (c) Each director shall hold office until the annual meeting of the stockholders next succeeding his election and until his successor is elected and qualified or until his prior death, resignation or removal.

Section 2. - Duties, Powers and Committees
------------------------------------------

         (a) The Board of Directors shall be responsible for the control and management of the affairs, property and interests of the Corporation, and may exercise all powers of the Corporation except as herein provided, in the Certificate of Incorporation, or by statute expressly conferred upon or reserved to the stockholders.

         (b) The Board of Directors may create and appoint committees to assist the directors in the conduct of the Corporation's affairs.

Section 3. - Annual and Regular Meetings - Notice
-------------------------------------------------

         (a) A regular annual meeting of the Board of Directors shall be held immediately following the annual meeting of the stockholders at the place of such annual meeting of stockholders.

         (b) The Board of Directors from time to time may provide by resolution for the holding of other regular meetings of the Board of Directors, and may fix the time and place thereof.

         (c) Notice of any regular meeting of the Board of Directors shall not be required to be given; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly to each director who shall not have been present at the meeting at which such action was taken, addressed to him at his residence or usual place of business, unless such notice shall be waived in the manner set forth in paragraph
                  (c) of Section 4 of this Article III.

Section 4. - Special Meetings - Notice
--------------------------------------

         (a) Special meetings of the Board of Directors shall be held whenever called by the President, or by one of the directors, at such time and place as may be specified in the respective notices or waivers of notice thereof.

         (b) Except as otherwise required by statute, notice of such special meetings shall be mailed directly to each director, addressed to him at his residence or usual place of business, at least five (5) days before the date on which the meeting is to be held, or shall be sent to him at such place by telegram, radio or cable, or shall be delivered to him personally not later than seventy-two (72) hours before the time the meeting is to be held.

         (c) Notice of any special meeting shall not be required to be given to any director who shall attend such meeting in person or to any director who shall waive notice of such meeting in writing or by telegram, radio or cable, whether before or after the time of such meetings; and any such meeting shall be a legal meeting without any notice thereof having been given, if all the directors shall be present thereat. Notice of any adjourned meeting shall not be required to be given.

Section 5. - Chairman
---------------------

         At all meetings of the Board of Directors, the Chairman of the Board shall preside or in the event no Chairman has previously been selected, then the President of the Corporation shall preside, or in his absence, a Chairman chosen by the directors for such meeting shall preside.

Section 6. - Quorum
-------------------

         (a) At all meetings of the Board of Directors, the presence of a majority of the total number of directors shall be necessary and sufficient to constitute a quorum for the trans action of business, except as otherwise provided by law, by the Articles of Incorporation, or by these By-Laws.

         (b) A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without further notice, until a quorum shall be present.

Section 7. - Manner of Acting
-----------------------------

         (a) At all meetings of the Board of Directors, each director present shall have one (1) vote, irrespective of the number of shares of stock, if any, which he may hold.

         (b) Except as otherwise provided by statute, by the Certificate of Incorporation, or by these By-Laws, the action of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

         (c) Any action required or permitted to be taken at a meeting of the Board of Directors or of a committee of the Board may be taken without a meeting, if an unanimous written consent which sets forth the action is signed by each member of the Board or committee and filed with the minutes of the proceedings of the Board or committee.

         (d) Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.

Section 8. - Vacancies
----------------------

         Any vacancy in the Board of Directors occurring by reason of an increase in the number of directors or by reason of the death, resignation, disqualification, removal or inability to act of any director, or otherwise, shall be filled with respect to the unexpired portion of the term of such former director by a majority vote of the remaining directors, though less than a quorum, at any regular meeting or special meeting of the Board of Directors called for that purpose.

         Similarly, and in the event that number of directors is increased pursuant to these by-laws, the additional directors so provided shall be elected by a majority of the entire Board of Directors already in office, and shall hold office until the next annual meeting of the stockholders and thereafter until his or their successors are duly elected and qualified.

Section 9. - Resignation
------------------------

         Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 10. - Removal
---------------------

         Subject to any provision of law, any director may be removed with or without cause at any time by the affirmative vote of stockholders holding of record in the aggregate at least a majority of the outstanding shares of stock of the Corporation, given at a special meeting of the stockholders called for the purpose.

Section 11. - Compensation
--------------------------

         By resolution of the Board of Directors a fixed sum and expenses, if any, for attendance at each regular or special meeting of the Board of Directors or of committees thereof, and other compensation for their services as such or on committees of the Board of Directors, may be paid to directors. A director who serves the Corporation in any other capacity may not also receive compensation for such other services.

Section 12. - Contracts
-----------------------

         (a) No contract or other transaction between this Corporation and any other corporation shall be impaired, affected or invalidated, nor shall any director be liable in any way by reason of the fact that any one or more of the directors of this Corporation is or are interested in, or is a director or officer, or are directors or officers of such other corporation, provided that such facts are disclosed or made known to the Board of Directors and approved in the manner set forth in Subsection (b) below.

         (b) Any director, personally and individually, may be a party to or may be interested in any contract or transaction of this Corporation, and no director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise applicable thereto).

                              ARTICLE IV - OFFICERS
                              ---------------------

Section 1. - Number, Qualifications, Election and Term of Office
----------------------------------------------------------------

         (a) The officers of the Corporation shall consist of a President, one or more Vice-Presidents, a Secretary, a Treasurer, and such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time deem advisable. The President shall be and remain a director of the Corporation during the term of his office. Any other officer may, but is not required to, be a director of the Corporation. Any two or more offices, except the offices of President and Vice-President, may be held by the same person.

         (b) The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of stockholders.

         (c) Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his election and until his successor shall have been elected and qualified, or until his death, resignation or removal.

Section 2. - Resignation
------------------------

         Any officer may resign at any time by giving written notice of such resignation to the Board of Directors or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 3. - Removal
--------------------

         (a)      Any officer specifically designated in Section 1 of this
                  Article IV may be removed, either with or without cause, and a successor elected, by a majority vote of the Board of Directors, at a regular or special meeting.

         (b) The officers and agents appointed in accordance with the provisions of Section 11 of this Article IV may be removed, either with or without cause, by a majority vote of the Board of Directors, at a regular or special meeting, or by any superior officer or agent upon whom such power of removal shall have been conferred by the Board of Directors.

Section 4. - Vacancies
----------------------

         (a) A vacancy in any office specifically designated in Section 1 of this Article IV, by reason of death, resignation, inability to act, disqualification removal, or any other cause, shall be filled for the unexpired portion of the term by a majority vote of the board of Directors at any regular or special meeting.

         (b) In the case of a vacancy occurring in the office of an officer or agent appointed in accordance with the provisions of
                  Section 11 of this Article IV, such vacancy may be filled by vote of the Board of Directors or by any officer or agent upon whom such power shall have been conferred by the Board of Directors.

Section 5. - President
----------------------

         The President shall be the chief executive officer of the Corporation and, subject to the direction of the Board of Directors, shall have general charge of the business affairs and property of the Corporation and general supervision over its officers and agents. He shall, if present, preside at all meetings of the Board of Directors and at all meetings of stockholders. In general, he shall perform all duties incident to the office of President, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

Section 6. - Vice-President
---------------------------

         During the absence or disability of the President, the Vice-President or, if there be more than one, the Vice-President designated by the Board of Directors as Executive Vice-President shall exercise all the functions of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice-President shall have such powers and discharge such duties as may be assigned to him from time to time by the Board of Directors.

Section 7. - Secretary
----------------------

         The Secretary shall:


         (a) Record all of the proceedings of the meetings of the stockholders and Board of Directors in a book to be kept for that purpose;

         (b) Cause all notices to be duly given in accordance with the provisions of these By-Laws and as required by statute;

         (c) Be custodian of the records and of the seal of the Corporation, and cause such seal to be affixed to all certificates representing stock of the Corporation prior to their issuance, and to all instruments, the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these By-Laws;

         (d) If required to do so by these By-Laws, prepare or cause to be prepared, and submit at each meeting of the stockholders, a certified list in alphabetical order of the names of the stockholders entitled to vote at such meeting, together with the number of shares of the respective class of stock held by each;

         (e) See that the books, reports, statements, certificates and all other documents and records of the Corporation required by statute are properly kept and filed; and

         (f) In general, perform all duties incident to the office of Secretary and such other duties as are given to him by these By-Laws, or as from time to time may be assigned to him by the Board of Directors or the President.

Section 8. - Assistant Secretaries
----------------------------------

         Whenever requested by or in the absence or disability of the Secretary, the Assistant Secretary designated by the Secretary (or in the absence of such designation, the Assistant Secretary designated by the Board of Directors) shall perform all the duties of the Secretary, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Secretary.

Section 9._- Treasurer
----------------------

         The Treasurer shall:

         (a) Have charge of and supervision over and be responsible for the funds, securities, receipts and disbursements of the Corporation;

         (b) Cause the monies and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies as the Board of Directors may select; or as may be selected by any officer or officers or agent or agents authorized to do so by the Board of Directors;

         (c) Cause the funds of the Corporation to be disbursed by checks or drafts, with such signatures as may be authorized by the Board of Directors, upon the authorized depositories of the Corporation, and cause to be taken and preserved proper vouchers for all monies disbursed;

         (d) Render to the President or the Board of Directors, whenever requested, a statement of the financial condition of the Corporation and all of his transactions as Treasurer; and render a full financial report at the annual meeting of the stockholders if called upon to do so;

         (e) Keep the books of account of all the business and transactions of the Corporation;

         (f) Be empowered to require from all officers or agents of the Corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation; and

         (g) In general, perform all duties incident to the office of Treasurer and such other duties as are given to him by these By-Laws or as from time to time may be assigned to him by the Board of Directors or the President.

Section 10. - Assistant Treasurers
----------------------------------

         Whenever requested by or in the absence or disability of the Treasurer, the Assistant Treasurer designated by the Treasurer (or in the absence of such designation, the Assistant Treasurer designated by the Board of Directors) shall perform all the duties of the Treasurer, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer.

Section 11. - Subordinate Officers and Agents
---------------------------------------------

         The Board of Directors may from time to time appoint other officers and agents as it may deem necessary or advisable to hold office for such period, have such authority and perform such duties as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or agent the power to appoint any such subordinate officers or agents, and to prescribe their respective terms of office, authorizations and duties.

Section 12. - Salaries
----------------------

         Except as otherwise provided in the Certificate of Incorporation, the salaries or other compensation of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary or any compensation by reason of the fact that he is also a director of the Corporation. The Board of Directors may delegate to any officer or agent the power to fix from time to time the salaries or other compensation of officers or agents appointed in accordance with the provisions of Section 11 of this Article IV.

Section 13. - Sureties and Bonds
--------------------------------

         In case the Board of Directors shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

                           ARTICLE V - SHARES OF STOCK
                           ---------------------------

Section 1. - Certificates of Stock
----------------------------------

         (a) The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and the number of shares, and shall be signed by (i) the President or a Vice-President, and (ii) the Secretary or Treasurer, or any Assistant Secretary or Assistant Treasurer, and may bear the corporate seal.

         (b) There shall be entered on the stock books of the Corporation, at the time of the issuance of each share, the number of the certificate issued, the kind of certificate issued, the name of the person owning the shares represented thereby, the number of such shares, and the date of issuance thereof. Every certificate exchanged or returned to the Corporation shall be marked "cancelled" with the date of cancellation.

Section 2. - Lost or Destroyed Certificates
-------------------------------------------

         The holder of any shares of stock of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it alleged to have been lost or destroyed, and the Board of Directors may require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper so to do.

Section 3. - Transfers of Shares
--------------------------------

         (a) Transfers of shares of the capital stock of the Corporation shall be made on the transfer books of the Corporation by the holder of record thereof, in person or by his duly authorized attorney, upon surrender. and cancellation of the certificate or certificates representing such shares.

         (b) The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in such share or shares on the part of any other person, whether or not they shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 4. - Closing of Transfer Books
--------------------------------------

         The Board of Directors may set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of a meeting, vote at a meeting, receive a dividend, or be allotted other rights. The record date may not be more than ninety (90) days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than twenty (20) days; and, in the case of a meeting of stockholders, the record date of the closing of the transfer books shall be at least ten (10) days before the date of the meeting.

Section 5. - Agreements
-----------------------

         Whenever two or more stockholders shall enter into a written agreement respecting their shares of stock in the Corporation, and shall deposit such agreement with the Corporation, the Board of Directors shall have the power to provide by resolution that the shares of capital stock owned by the signatory stockholders shall be transferable only in accordance with the provisions of such agreement, and may direct that a reference to such agreement be endorsed upon every certificate of stock affected thereby.

                             ARTICLE VI - DIVIDENDS
                             ----------------------

         Subject to applicable law, dividends may be declared and paid out of any funds available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine. However, notwithstanding the above, in addition to any other dividends that may be declared, the holders of the common stock of the Corporation shall be entitled, within eight and one-half (8-1/2) months after the end of each fiscal year of the Corporation, to receive and the Board of Directors shall declare dividends as and for such fiscal year then ended, as follows: in the event the accumulated surplus of the Corporation for years prior to the year most recently ended exceeds the sum of Fifty Thousand Dollars ($50,000.00), then no less than one-half (1/2) of the amount of such after tax earnings for such fiscal year shall be declared and paid as a dividend in the shares of common stock pro-rata in proportion to the then holdings of each stockholder; provided, however that such dividend shall otherwise comply with the provisions of law regulating the declaration and payment of dividends. The terms "net income" and `accumulated surplus" shall have the meanings normally given such terms and shall be determined by the accounting firm regularly employed by the Corporation using the full accrual method of accounting under generally accepted accounting principles consistently applied from year to year. The right to receive all or a portion of the dividends required to be declared and paid hereby may be waived for any particular year by the approval of the holders of not less than ninety percent of the issued and outstanding shares of stock of the Corporation (not less than, eighty percent (80%) of the issued and outstanding shares of stock of the Corporation in the event and after Microdyne Corporation exercises a stock option pursuant to Section I E of a Shareholder Agreement dated May 4, 1984). This provision shall become effective for fiscal years of the Corporation ending after October 31, 1986.

                     ARTICLE VII - EXECUTION OF INSTRUMENTS
                     --------------------------------------

         All checks, drafts, bills of exchange, acceptances, bonds, endorsements, notes or other obligations, or evidences of indebtedness of the Corporation, and all deeds, mortgages, indentures, bills of sale, conveyances, endorsements, assignments, transfers, block powers or other instruments of transfer, contracts, agreements, dividend or other orders, powers of attorney, proxies, waivers, consents, returns, reports, certificates, demands, notices or documents, and other instruments or rights of any nature, shall be signed, executed, verified, acknowledged and delivered by the President, Vice-President or an assistant Vice-President and countersigned by the Treasurer, and assistant Treasurer, Secretary or an assistant Secretary.

                             ARTICLE VIII - FINANCE
                             ----------------------

Section 1. Annual Statement of Affairs.
---------------------------------------

         There shall be prepared annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of the stockholders and, within twenty (20) days after the meeting, placed on file at the Corporation's principal office. Such statement shall be prepared or caused to be prepared by such executive officer of the Corporation as may be designated in an additional or supplementary by-law adopted by the Board of Directors. If no other executive officer is so designated, it shall be the duty of the President to prepare or cause to be prepared such statement.

Section 2. Stockholders' Right of Inspection.
---------------------------------------------

         In addition to any other rights granted stockholders by law, any stockholder holding ten percent (10%) or more of the issued and outstanding shares of common stock of the Corporation shall be entitled to examine, inspect and copy during normal business hours all financial and business records of the

         Corporation, including by way of illustration and not by way of limitation, all accounting books, ledgers and records, bank statements, payroll records, contracts, insurance policies, correspondence files, and customer files. Such inspection shall be preceded by twenty-four hours notice to an officer of the Corporation, either in written form, by telephone, telegram, or other such means and may be undertaken by an agent or representative of such stockholder.

Section 3.- Fiscal Year.
------------------------

         The fiscal year of the Corporation shall be fixed by the Board of Directors from time to time as the needs of the corporate business require.

                           ARTICLE IX - CORPORATE SEAL
                           ---------------------------

         The corporate seal shall be circular in form, and shall bear the name of the Corporation, the words "Corporate Seal", and words and figures denoting its organization under the laws of this State, and the year thereof, and otherwise shall be in such form as shall be approved from time to time by the Board of Directors.

                             ARTICLE X - AMENDMENTS
                             ----------------------

         All By-Laws of the Corporation shall be subject to alteration or repeal, and new By-Laws may be made, by the affirmative vote of stockholders holding of record in the aggregate at least ninety percent (90%) of the outstanding shares of stock of the Corporation entitled to vote (not less than eighty percent (80%) of the issued and outstanding stock of the Corporation in the event and after Microdyne exercises a stock option pursuant to Section I E of a Shareholder Agreement dated May 9, 1984), given at any annual or special meeting, the notice or waiver of notice of which shall have summarized or set forth in full the proposed amendment.

                             ARTICLE XI - INDEMNITY
                             ----------------------

         Any person made a party to any action, suit or proceeding, by reason of the fact that he, his testator or intestate representative is or was a director, officer or employee of the Corporation, or of any corporation in which he served as such at the request of the Corporation, shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, or in connection with any appeal therein that such officer, director or employee is liable for negligence or misconduct in the performance of his duties.

         The foregoing right of indemnification shall not be deemed exclusive of any other rights to which an officer or director or employee may be entitled apart from the provisions of this Section.

         The amount of indemnity to which any officer or any director may be entitled shall be fixed by the Board of Directors, except that in any case where there is no disinterested majority of the Board available, the amount shall be fixed by arbitration pursuant to the then existing rules of the American Arbitration Association.

             ARTICLE XII - VOTING UPON SHARES IN OTHER CORPORATIONS
             ------------------------------------------------------

         Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the President, a Vice-President, or a proxy appointed by either of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.










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